As filed with the Securities and Exchange Commission on January 6, 2020

Registration No. 333-235801

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NAKED BRAND GROUP LIMITED

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

Australia	N/A
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Bendon Limited

Building 7C, Huntley Street

Alexandria

NSW 2015, Australia

+61 2 9384 2400

(Address and telephone number of Registrant’s principal executive offices)

Justin Davis-Rice, Executive Chairman

c/o Bendon Limited

Building 7C, Huntley Street

Alexandria

NSW 2015, Australia

+61 2 9384 2400

(Name, address, and telephone number of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800	Matthew Nelson, Esq. HWL Ebsworth Lawyers Level 14, Australia Square 264-278 George Street Sydney, Australia Telephone: +61 2 9334 8555

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-235801) of Naked Brand Group Limited (“Registration Statement”) is being filed solely for the purpose of filing certain exhibits as indicated in Part II of this Amendment No. 1. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

We must indemnify current and past directors and other executive officers of the Company on a full indemnity basis and to the fullest extent permitted by law against all liabilities incurred by the director or officer as a result of their holding office in the Company or a related body corporate.

We may also, to the extent permitted by law, purchase and maintain insurance, or pay or agree to pay a premium for insurance, for each director and officer against any liability incurred by the director or officer as a result of their holding office in the Company or a related body corporate.

Under the Corporations Act, a company or a related body corporate must not indemnify a person against any liabilities incurred as an officer or auditor of the company if it is a liability:

(a)	owed to the company or a related body corporate;

(b)	for a pecuniary penalty or compensation order made in accordance with the Corporations Act; or

(c)	that is owed to someone other than the company or a related body corporate and did not arise out of conduct in good faith.

In addition, a company or related body corporate must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer or auditor of the company if the costs are incurred in:

(a)	defending or resisting proceedings in which the person is found to have a liability of the type described above;

(b)	in defending or resisting criminal proceedings in which the person is found guilty;

(c)	in defending or resisting proceedings brought by the Australian corporate regulator or a liquidator for a court order if the grounds for making the order are found to have been established; or

(d)	in connection with proceedings for relief to the person under the Corporations Act in which the Court denies the relief.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits.

The exhibits filed herewith or incorporated by reference herein are listed in the Exhibit Index below.

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on the 6th day of January, 2020.

NAKED BRAND GROUP LIMITED

By:	/s/ Justin Davis-Rice
Justin Davis-Rice
Executive Chairman

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Justin Davis-Rice	Executive Chairman and Director (Principal Executive Officer)	January 6, 2020
Justin Davis-Rice

/s/ David Adams	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 6, 2020
David Adams

*	Director	January 6, 2020
Paul Hayes

*	Director	January 6, 2020
Andrew Shape

*	Director	January 6, 2020
Kelvin Fitzalan

*By:	/s/ Justin Davis-Rice
Justin Davis-Rice
Attorney-in-fact

Authorized Representative in the United States

GRAUBARD MILLER

By:	/s/ Jeffrey M. Gallant
Name:	Jeffrey M. Gallant
Title:	Partner
Date:	January 6, 2020

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Constitution of Naked Brand Group Limited (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-4/A, File No. 333-223786, filed with the SEC on April 11, 2018).

4.1	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.1 filed with the Company’s Registration Statement on Form F-4/A, File No. 333-223786, filed with the SEC on April 11, 2018).

4.2	Convertible Promissory Note dated as of October 4, 2019 (incorporated by reference to Exhibit 4.1 to the Company’s Form 6-K filed on October 9, 2019).

4.3	Convertible Promissory Note dated as of November 12, 2019 (incorporated by reference to Exhibit 4.1 to the Company’s Form 6-K filed on November 15, 2019).

4.4	Warrant to Purchase Ordinary Shares dated as of November 12, 2019 (incorporated by reference to Exhibit 4.2 to the Company’s Form 6-K filed on November 15, 2019).

4.5	Convertible Promissory Note dated as of December 19, 2019 (incorporated by reference to Exhibit 4.1 to the Company’s Form 6-K filed on December 20, 2019).

4.6	Warrant to Purchase Ordinary Shares dated as of December 19, 2019 (incorporated by reference to Exhibit 4.2 to the Company’s Form 6-K filed on December 20, 2019).

10.1	Securities Purchase Agreement, dated as of October 4, 2019, by and between Naked Brand Group Limited and Iliad Research and Trading, L.P. incorporated by reference to Exhibit 10.1 to the Company’s Form 6-K filed on October 9, 2019).

10.2	Deed of Subordination, dated as of October 4, 2019, by and among Naked Brand Group Limited, Bank of New Zealand and Iliad Research and Trading, L.P. (incorporated by reference to Exhibit 10.2 to the Company’s Form 6-K filed on October 9, 2019).

10.3	Securities Purchase Agreement, dated as of November 12, 2019, by and between Naked Brand Group Limited and Iliad Research and Trading, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Form 6-K filed on November 15, 2019).

10.4	Deed of Subordination, dated as of November 12, 2019, by and among Naked Brand Group Limited, Bank of New Zealand and Iliad Research and Trading, L.P. (incorporated by reference to Exhibit 10.2 to the Company’s Form 6-K filed on November 15, 2019).

10.5	Securities Purchase Agreement, dated as of December 19, 2019, by and between Naked Brand Group Limited and St. George Investments LLC (incorporated by reference to Exhibit 10.1 to the Company’s Form 6-K filed on December 20, 2019).

10.6	Deed of Subordination, dated as of December 19, 2019, by and among Naked Brand Group Limited, Bank of New Zealand and St. George Investments LLC (incorporated by reference to Exhibit 10.2 to the Company’s Form 6-K filed on December 20, 2019).

5.1*	Opinion of HWL Ebsworth Lawyers.

23.1**	Consent of BDO Audit Pty Ltd.

23.2*	Consent of PricewaterhouseCoopers.

23.3*	Consent of HWL Ebsworth Lawyers (included in Exhibit 5.1).

24.1**	Power of attorney (included on signature page to original filing of registration statement).

*	Filed herewith.
**	Previously filed.

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